UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2020

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 3, 2020, the Company held its annual meeting of shareholders, and the following proposals were voted on:

Proposal 1: to elect directors to serve until the 2021 annual meeting of shareholders.
Proposal 2: to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 24, 2020. The final voting results for each proposal submitted to a vote of shareholders at the annual meeting are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
Frederick C. Copeland, Jr.	19,847,843	1,189,159	3,650	3,083,332
Millar Wilson	20,925,681	111,817	3,154	3,083,332
Miguel A. Capriles L.	20,826,075	207,599	6,978	3,083,332
Rosa M. Costantino	20,971,844	60,571	8,237	3,083,332
Pamella J. Dana	20,929,300	104,851	6,501	3,083,332
Gustavo Marturet M.	20,898,789	139,073	2,790	3,083,332
Gerald P. Plush	20,975,087	57,036	8,529	3,083,332
John W. Quill	20,975,057	59,379	6,216	3,083,332
Jose Antonio Villamil	20,934,636	102,570	3,446	3,083,332
Guillermo Villar	19,177,943	1,859,555	3,154	3,083,332
Gustavo J. Vollmer A.	20,899,081	139,073	2,498	3,083,332

Proposal No. 2: The proposal to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 received the following votes:

For	Against	Abstain	Broker Non-Vote
25,032,470	7,503	5,338	---

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2020	Amerant Bancorp Inc.

	By:	/s/ Ivan Trujillo
Name: Ivan Trujillo
Title: Chief Legal Officer and Corporate Secretary